Exhibit 10.4

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “First Amendment”) is executed and agreed to by and between Carriage Services, Inc., a Delaware corporation (the “Company”), and Melvin C. Payne (“Employee”), effective as of March 3, 2014 (the “Amendment Effective Date”).
WHEREAS, the Company and Employee have heretofore entered into that certain Second Amended and Restated Employment Agreement effective as of March 14, 2012 (the “Agreement”); and
WHEREAS, the Company and Employee desire to amend the Agreement in certain respects.
NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Employee hereby agree that the Agreement shall be amended as hereafter provided, effective as of the Amendment Effective Date:
1.    Section 2.1 of the Agreement shall be deleted and the following shall be substituted therefor:
“2.1    Term. Unless sooner terminated pursuant to other provisions hereof, the Company agrees to employ Employee for the period beginning on March 3, 2014 and ending on March 3, 2018 (the “Employment Period”); provided, however, that on each anniversary of March 3, 2014 (the “Anniversary Date”), so long as this Agreement has not been earlier terminated, the Employment Period shall be extended for another year so that, absent a termination of this Agreement or the provision of a notice of non-extension pursuant to the next sentence, there shall be between three and four years remaining in the then-existing Employment Period. Notwithstanding the foregoing, at least sixty (60) days prior to each anniversary of the Anniversary Date, either the Company or Employee may provide the other Party with notice that it does not intend for the automatic extension referenced in the previous sentence to occur. In the event that such a notice of non-extension is provided, no future extensions of the Employment Period shall occur and, unless Employee’s employment hereunder is sooner terminated pursuant to the other provisions hereof, the Employment Period shall terminate as of the expiration of the Employment Period that existed on the date that such notice of non-extension is provided.”
2.    Section 3.1 of the Agreement shall be deleted and the following shall be substituted therefor:
“3.1    Base Salary. During the period that he is employed hereunder, Employee shall receive an annualized base salary of $625,000 (the “Base

US 2344850v.1

Exhibit 10.4

Salary”). Employee’s Base Salary will be reviewed annually, and any increase thereof shall remain in the sole discretion of the Board, acting through its Compensation Committee (the “Compensation Committee”). Employee’s Base Salary shall be paid in equal installments in accordance with Company’s standard policy regarding payment of compensation to similarly situated employees, but no less frequently than monthly.”

3.    Except as expressly modified by this First Amendment, the terms of the Agreement shall remain in full force and effect and are hereby confirmed and ratified.
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Signature Page Follows]

Exhibit 10.4

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date first set forth above.

SIGNATURE PAGE TO
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT